As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4783236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2425 Olympic Boulevard

Suite 6000 West

Santa Monica, California 90404

(310) 447-3870

(Address of Principal Executive Offices)

Entravision Communications Corporation 2023 Inducement Plan
(Full Title of the Plan)

Mark Boelke

General Counsel and Secretary

Entravision Communications Corporation

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(310) 447-3870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Stuart Ogg Cisco Palao-Ricketts
Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
(650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Entravision Communications Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023, as amended by Amendment No. 1 filed with the Commission on May 1, 2023 (File No. 001-15997);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 5, 2023;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 3, 2023, January 6, 2023, March 3, 2023, March 20, 2023, April 7, 2023, April 26, 2023, May 5, 2023, May 17, 2023, June 12, 2023, June 20, 2023, and June 30, 2023; and

(d) The description of the Registrant's Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) contained in the Registrant's Registration Statement on Form 8-A filed on July 20, 2000 (File No. 001-15997) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports (including any exhibit thereto) filed for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information “furnished” to the Commission, including without limitation, under current items 2.02 or 7.01 of Form 8-K, be deemed incorporated herein by reference unless such Form 8-K or other report expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the provisions of Section 145 of the Delaware General Corporation Law, the Registrant is required to indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the Registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings). In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the director or officer has been adjudged to be liable to the Registrant (except for expenses allowed by a court).

In accordance with the Delaware General Corporation Law, the Registrant’s Third Amended and Restated Certificate of Incorporation (the “Charter”) contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the Registrant or its stockholders, for monetary damages except (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the fullest extent permitted by the Delaware General Corporation Law.

The Registrant’s Charter also provides mandatory indemnification for the benefit of our directors and officers and discretionary indemnification for the benefit of our employees and agents, in each instance to the fullest extent permitted by Delaware law. In addition, the Registrant has entered into individual indemnification agreements with each of its directors and officers providing additional indemnification benefits. The indemnification provisions in the Charter, the Registrant’s Bylaws, and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant also maintains insurance policies that provide coverage to its directors and officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Third Amended and Restated Certificate of Incorporation of Entravision Communications Corporation

4.2	Seventh Amended and Restated Bylaws of Entravision Communications Corporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on April 26, 2023)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of BDO USA, LLP

23.3	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

99.1	Entravision Communications Corporation 2023 Inducement Plan (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant on June 20, 2023)

99.2	Form of Restricted Stock Unit Award under the 2023 Inducement Plan (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant on June 20, 2023)

99.3	Form of Performance Unit Award under the 2023 Inducement Plan (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant on June 20, 2023)

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Monica, California, on June 30, 2023.

Entravision Communications Corporation

By:	/s/ Christopher T. Young
Name:	Christopher T. Young
Title:	Interim Chief Executive Officer, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher T. Young and Mark A. Boelke, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Christopher T. Young	Interim Chief Executive Officer, Chief Financial Officer and Treasurer	June 30, 2023
Christopher T. Young	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Paul A. Zevnik	Director and Chair	June 30, 2023
Paul A. Zevnik

/s/ Brad Bender	Director	June 30, 2023
Brad Bender

/s/ Martha Elena Diaz	Director	June 30, 2023
Martha Elena Diaz

/s/ Thomas Strickler	Director	June 30, 2023
Thomas Strickler

/s/ Gilbert R. Vasquez	Director	June 30, 2023
Gilbert R. Vasquez

/s/ Juan Saldivar von Wuthenau	Director	June 30, 2023
Juan Saldivar von Wuthenau

/s/ Fehmi Zeko	Director	June 30, 2023
Fehmi Zeko